Exhibit 99.2

Aegerion Pharmaceuticals, a Subsidiary of Novelion Therapeutics, Enters into Agreement in Principle to Settle Class Action
Shareholder Lawsuit

Novelion Therapeutics Announces One-For-Five Reverse Stock Split

Vancouver, B.C., December 5, 2016 — Novelion Therapeutics Inc. (NASDAQ: NVLN) (TSX: NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases (the “Company”), today announced that on December 3, 2016, Aegerion Pharmaceuticals, an indirect, wholly-owned subsidiary of Novelion, entered into an agreement in principle to settle all claims in the class action shareholder lawsuit pending in the United States District Court for the District of Massachusetts (the “Class Action Litigation”).

The agreement provides for an aggregate settlement payment by or on behalf of Aegerion of $22.25 million. The Company expects $22 million of the settlement will be funded by Aegerion’s insurance proceeds and $250,000 will be funded by Aegerion. The settlement would include the dismissal of all claims against Aegerion and the named individuals in the Class Action Litigation without any liability or wrongdoing attributed to them. The settlement remains subject to further documentation, court approval, and other customary conditions, including Aegerion’s right to terminate the settlement in the event an agreed upon percentage of class members do not participate.

“We are encouraged by our continued execution on yet another important strategic initiative,” said Chief Executive Officer Mary Szela. “Under Novelion’s new management team, which has been significantly strengthened by recent hires in key leadership positions, the Company’s subsidiary, Aegerion, has now entered into an agreement in principle to settle the Class Action Litigation, demonstrably reduced its cost structure, and stabilized its balance sheet via the QLT merger.”

Novelion also announced plans to undertake a reverse stock split of its common shares on the basis of a consolidation ration of one for five (1:5) (the “Consolidation”). The Consolidation is expected to take effect on or about December 16, 2016.  The purpose of the Consolidation, which was approved by Novelion’s new board of directors, is to increase the per share trading price of Novelion’s common shares in order to eliminate non-fundamentally related trading restrictions on many investors.

Ms. Szela continued, “The reverse stock split is driven purely from a position of revitalized strength, and aims to provide a compelling investment opportunity to a larger breadth of institutional investors that may otherwise be prohibited from investing in lower price-per-share equities.”

The Company will seek approval from the Toronto Stock Exchange (“TSX”) to effect the Consolidation and has provided notification of the Consolidation to NASDAQ.

Subject to TSX approval, every five common shares issued and outstanding immediately prior to the effective date of the Consolidation will automatically convert into one common share. As a result of the Consolidation, the approximate number of issued and outstanding common shares will be reduced from 92,653,562 to 18,530,712. Each shareholder’s percentage ownership in the Company and proportional voting power will remain unchanged after the Consolidation, except for minor changes and adjustments resulting from the treatment of fractional shares. No fractional shares will be issued in connection with the Consolidation and any fractional shares that would have otherwise been issued will be rounded down to the nearest whole number, therefore no cash will be received in lieu of fractional shares. Proportional adjustments will be made to the Company’s outstanding stock options, warrants and restricted stock units, as well as to the conversion rate for the outstanding convertible notes of the Company’s wholly-owned subsidiary, Aegerion Pharmaceuticals.

About Novelion Therapeutics Inc.

Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases. The Company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development. Novelion has a diversified commercial portfolio through its indirect subsidiary, Aegerion Pharmaceuticals, Inc., which includes MYALEPT® and JUXTAPID®, and is also developing zuretinol acetate for the treatment of inherited retinal disease caused by underlying mutations in RPE65 or LRAT genes. Aegerion is planning to file a Marketing Authorization Application in the EU in December 2016 for metreleptin to treat generalized lipodystrophy and a subset of partial lipodystrophy. Aegerion recently received approval for lomitapide in Japan and plans to launch in January of 2017.

Forward-Looking Statements

Certain statements in this press release may constitute “forward looking information” within the meaning of applicable Canadian and United States securities laws. Forward looking statements include statements regarding the Consolidation, including the anticipated effective date, expectations about the settlement of the Class Action Litigation and expectations about insurance proceeds available for such settlement, plans for filing for approval of metreleptin and plans to launch Juxtapid in Japan. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “would,” “could,” and “potential,” and similar expressions. All such forward looking statements involve assumptions that, although believed to be reasonable based on information currently available to management, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. You should not place undue reliance on any such forward-looking statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the timing to effect the Consolidation and the potential that regulatory approvals for the Consolidation will not be received within the expected time frames; the terms of the agreement in principle related to the Class Action Litigation, including the payment amount and availability of insurance, could be amended and the amount and terms of any final settlement may be substantially higher and less favorable than we anticipate based on the terms of the preliminary agreement in principle.; the possibility that the court may materially alter or fail to approve the terms of the Class Action Litigation; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Aegerion and QLT operations will be greater than expected; the risk that market acceptance of lomitapide and metreleptin in Japan and Europe, respectively, may be lower than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases Aegerion’s products treat, or that we are pursuing treatment for, may be lower than we estimate, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for Aegerion’s products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the negative impact of the launch of PCSK9 inhibitors on JUXTAPID sales will be greater than we currently expect, particularly in the U.S., where the negative impact has been greater than we expected to date, or that other competitive products will negatively impact our results; the risk that private or government payers may refuse to reimburse Aegerion’s or our products, or may impose onerous restrictions that hinder reimbursement or significantly limit or cap the price Aegerion or we charge or the number of reimbursed patients who receive products; the risk that revisions to the JUXTAPID Risk Evaluation and Mitigation Strategies (REMS) Program may negatively impact U.S. sales; the risk that Aegerion’s business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in regions or countries where either of Aegerion’s products is not yet approved may refuse to approve such products or additional indications for such products, such approvals are not made on a timely basis or such approvals impose significant restrictions or require additional development; the risk that exchange rates will negatively impact the amount of net product sales recognized; the risk that the initiation of future clinical trials may be delayed; the risk that we will not be successful in our lifecycle management or business development efforts; the risk that Aegerion’s and our patent portfolios and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that Aegerion incurs more costs than we expect in responding to investigations, defending litigation and resolving litigation; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; the risk that we may not be able to successfully execute strategic plans, including our cost-reduction program; and the other risks inherent in the commercialization, drug development and regulatory approval process. In addition, Aegerion’s agreement in principle with the U.S. Department of justice (“DOJ”) and the U.S. Securities and Exchange Commission (“SEC”) relating to the investigations by these agencies and the terms of potential final settlements with these agencies include risks associated with the required approvals of final settlement terms by relevant government agencies, such as the proposed settlement with the DOJ being subject to approval of supervisory personnel within the DOJ and relevant federal and state agencies and approval by a U.S. District Court judge of the criminal plea and sentence and the civil settlement agreement, and the proposed settlement with the SEC being subject to review by other groups in the SEC and approval by the Commissioners of the SEC.  The terms of the preliminary agreements in principle may change following further negotiations.  The amount and terms of any final settlement may be substantially higher and less favorable than we anticipate based on the terms of the preliminary agreements in principle.  Final settlement terms could include the imposition of additional penalties, further limiting Aegerion’s ability to conduct its business as currently conducted and as planned to be conducted. Additionally, the DOJ and the SEC each likely will outline their views of the factual background in connection with any final settlement.  The government’s recitation of their assessment of the background could lead to additional legal claims or investigations by state government entities or private parties and may have adverse effects on the Class Action Litigation, commercial operations and contracts.  For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on November 4, 2016, QLT’s Annual Report on Form 10-K filed on February 25, 2016 (and amended on April 29, 2016) and Quarterly Report on Form 10-Q filed on November 1, 2016 and each company’s other public filings with the SEC, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Investors and others should note that we communicate with our investors and the public using www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in this release or any filing under the Securities Act of 1933, as amended.

CONTACT:

Amanda Murphy, Associate Director, Investor & Public Relations

Aegerion Pharmaceuticals, a Subsidiary of Novelion

857-242-5024

Amanda.murphy@aegerion.com